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                                      Exhibit 11
                    Statement Re: Computation of Earnings Per Share

UNITED BANKSHARES, INC. AND SUBSIDIARIES
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

                                             For the Quarter Ended      For the Nine Months Ended
                                                 September 30                September 30
                                             ---------------------      ------------------------
                                              1994         1993            1994          1993
                                             ------       ------          ------         -----

PRIMARY:

Average Number of Common Shares              11,921,187  11,920,069     11,930,811   11,921,799
Average Number of Common Share
  Equivalents                                    77,074      77,096         80,851       61,563
                                             ----------  ----------    -----------  -----------
Average Shares and Share
  Equivalents Outstanding                    11,998,261  11,997,165     12,011,662   11,983,362
                                             ==========  ==========    ===========  ===========
Income Before Cumulative Effect of
  Accounting Change                          $6,442,000  $5,766,000    $18,746,000  $15,247,000
Cumulative Effect of Accounting Change                                                1,329,000
                                             ----------  ----------    -----------  -----------

Net Income                                    6,442,000   5,766,000     18,746,000   16,576,000
Preferred Dividends                                   0           0              0            0
                                             ----------  ----------    -----------  -----------

Available to Common Shares                   $6,442,000  $5,766,000    $18,746,000  $16,576,000
                                             ==========  ==========    ===========  ===========

Earnings Per Common Share:
Income Before Cumulative Effect of
  Accounting Change                               $0.54       $0.48          $1.57        $1.28
Cumulative Effect of Accounting Change                                                     0.11
                                             ----------  ----------    -----------  -----------
Net Income                                        $0.54       $0.48          $1.57        $1.39
                                             ==========  ==========    ===========  ===========

FULLY DILUTED:

Average Number of Common Shares              11,921,187  11,920,069     11,930,811   11,921,799
Average Number of Common Share
  Equivalents                                    77,074      80,871         80,851       80,871
                                             ----------  ----------    -----------  -----------
Average Shares and Share
  Equivalents Outstanding                    11,998,261  12,000,940     12,011,662   12,002,670
                                             ==========  ==========    ===========  ===========

Income Before Cumulative Effect of
  Accounting Change                          $6,442,000  $5,766,000    $18,746,000  $15,247,000
Cumulative Effect of Accounting Change                                                1,329,000
                                             ----------  ----------    -----------  -----------
Net Income                                    6,442,000   5,766,000     18,746,000   16,576,000
Preferred Dividends                                   0           0              0            0
                                             ----------  ----------    -----------  -----------
Available to Common Shares                   $6,442,000  $5,766,000    $18,746,000  $16,576,000
                                             ==========  ==========    ===========  ===========

Earnings Per Common Share:
Income Before Cumulative Effect of
  Accounting Change                               $0.54       $0.48          $1.57        $1.28
Cumulative Effect of Accounting Change                                                     0.11
                                             ----------  ----------    -----------  -----------
Net Income                                        $0.54       $0.48          $1.57        $1.39
                                             ==========  ==========    ===========  ===========

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